   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997

                                                      REGISTRATION NO. 33-99748

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                        POST EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       CAPITAL ONE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     6712                    54-1719854
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                         FALLS CHURCH, VIRGINIA 22043
                                (703) 205-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          JOHN G. FINNERAN, JR., ESQ.
        SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                       CAPITAL ONE FINANCIAL CORPORATION
                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                         FALLS CHURCH, VIRGINIA 22042
                                (703) 205-1030
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]
                               2,500,000 SHARES
                    COMMON STOCK, PAR VALUE $.01 PER SHARE

                               ----------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               ----------------

To the holders of Capital One Financial Corporation Common Stock:

  We are pleased to send you this Prospectus describing the Capital One Financial Corporation ("Capital One" or the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") as in effect beginning December 12, 1997. The Plan provides you with a simple and convenient method to purchase additional shares of Capital One common stock, $.01 par value (the "Common Stock"). Purchases of shares directly from Capital One pursuant to the Plan will provide Capital One with additional capital for general corporate purposes.
  Some of the significant features of the Plan are:
  . You may purchase additional shares of Common Stock through the reinvestment of cash dividends on your shares of Common Stock.
  . You may also purchase additional shares through monthly optional cash investments (subject to a minimum monthly limit of $50 and a maximum monthly limit of $5,000). Optional cash investments in excess of $5,000 may be made with the permission of Capital One at a discount which will be from 0% to 3%.
  . You will not be charged brokerage commissions or service charges for purchases made under the Plan.
  . Holders of shares in broker or nominee name may participate in the Plan. . Your recordkeeping will be simplified since you will receive periodic statements of your account.
  . You may deposit shares held by you and registered in your name into the Plan and thereby avoid the need for safekeeping of certificates.

  This Prospectus contains complete information in an easy-to-read, question-and-answer format, and we urge you to read it carefully.

  Your participation is entirely voluntary, and you may begin or terminate your participation at any time. If you are a registered holder and wish to join the Plan, please complete and sign the Enrollment Authorization Form (enclosed herein) and return it to First Chicago Trust Company of New York, the administrator of the Plan. If you are a beneficial owner, please see questions 5 and 6 for instructions on how you may participate in the Plan. It is suggested that this Prospectus be retained for future reference.

  Thank you for your continued interest in Capital One.

                                         On behalf of the Board of Directors,

                                         /s/ Richard D. Fairbank
                                         Richard D. Fairbank
                                         Chairman and Chief Executive Officer

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

               The date of this Prospectus is December 12, 1997

                             AVAILABLE INFORMATION

  Capital One is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of a particular date concerning directors and officers, their remuneration, and any material interest of such persons in transactions with Capital One is disclosed in proxy statements distributed to shareholders of Capital One and filed with the Commission. Such reports, proxy statements, and other information filed by Capital One can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices:
Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Capital One Common Stock is listed on the New York Stock Exchange (the "Exchange"). Reports, proxy statements, and any other information concerning Capital One can be inspected at the office of the Exchange at Room 401, 20 Broad Street, New York, New York 10005. In addition, on May 7, 1996, the Company began filing its reports, proxy statements and other information electronically with the Commission. The Commission maintains a Web site at (http://www.sec.gov) that contains such reports, proxy and information statements and other information electronically filed with the Commission.

  Additional information regarding Capital One and the shares of Common Stock offered hereby is contained in the Registration Statement and the exhibits relating thereto, in respect of the shares of Common Stock, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to Capital One and the shares of Common Stock, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement and the exhibits thereto may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated in this Prospectus by reference the following documents and information heretofore filed with the Commission pursuant to the Exchange Act.

    (a) The Company's Form 10-K for the fiscal year ended December 31, 1996 which contains certified financial statements for the Company's latest fiscal year for which statements have been filed.

    (b) The Company's Form 10-Q's for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; the Company's Form 8-K's dated January 28, 1997, July 18, 1997 and September 24, 1997.

    (c) The Company's definitive proxy statement dated March 20, 1997 in connection with the annual meeting of its stockholders on April 24, 1997.

    (d) The description of the Company's Common Stock on Amendment No. 1 to Form 8-A dated October 17, 1994 and the description of the Company's Preferred Stock Purchase Rights on Form 8-A dated November 16, 1995.

  All reports and other documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  CAPITAL ONE HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR ORAL REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, CAPITAL ONE FINANCIAL CORPORATION, 2980 FAIRVIEW PARK DRIVE, FALLS CHURCH, VIRGINIA 22042, TELEPHONE
(703) 205-1030.

                                SUMMARY OF PLAN

  The following summary description of the Capital One Financial Corporation ("Capital One" or the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") is qualified by reference to the full text of the Plan which is contained herein. Terms used in the summary have the meanings attributed to them in the Plan.

Purpose of Plan...............  The primary purpose of the Plan is to provide
                                Capital One shareholders with a convenient and economic method of investing cash dividends and/or making optional cash investments in additional shares of Common Stock without payment of any brokerage commissions or service charges in connection with purchases.

Purchase Price................  The Plan provides that shares to be offered may be either newly issued shares or shares
                                purchased on the open market. Under the Plan, the Purchase Price for newly issued shares is the average of the daily high and low sales prices of the Common Stock on the Exchange during a Pricing Period consisting of the twelve Trading Days preceding the Investment Date and for shares purchased on the open market is the weighted average price paid for such shares. The Purchase Price for each purchase of Common Stock will be contained in periodic statements provided to each Participant by the Administrator.

                                The Purchase Price for shares of Common Stock purchased pursuant to a Request for Waiver (as described herein) may reflect a discount of 0% to 3% (the "Waiver Discount") from the market price.

Plan Limitations..............  Optional cash investments are subject to a minimum investment of $50 per month and a maximum investment of $5,000 per month. Optional cash investments in excess of $5,000 per month may be made only pursuant to a written Request for Waiver accepted by Capital One.

Optional Cash Investments.....  With respect to optional cash investments in excess of $5,000 per month, Capital One may in its sole discretion, establish a Waiver Discount and a Threshold Price each month. The Waiver Discount, which may vary each month between 0% and 3%, will be established by Capital One after a review of current market conditions, the level of participation, and current and projected capital needs. The Threshold Price will be a minimum price applicable to a purchase of Common Stock in a given month. For each Trading Day during the Pricing Period on which the

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

                                Threshold Price is not satisfied one-twelfth of a Participant's optional cash investment in excess of $5,000 will be returned without interest.

                                Optional cash investments that do not exceed
                                $5,000 and the reinvestment of cash dividends in additional shares of Common Stock will not be subject to the Waiver Discount or to the Threshold Price.

                                Optional cash investments of less than $50 and that portion of any optional cash investment which exceeds the maximum monthly purchase limit, unless such limit has been waived, will be returned to the Participant, without interest.

Request for Waiver............  In deciding whether to approve a Request for
                                Waiver, Capital One will consider relevant factors including, but not limited to whether it is then selling newly issued shares of Common Stock under the Plan or acquiring shares for the Plan through open market purchases or privately negotiated transactions, Capital One's need for additional funds, the attractiveness of obtaining such funds by the sale of Common Stock by comparison to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, and the number of shares of Common Stock held of record by such Participant, and the aggregate amount, if any, of optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants.

                                Capital One has no arrangements or
                                understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

Number of Shares Offered......  As of December 12, 1997, there were 2,500,000 shares of Common Stock authorized to be issued and registered under the Securities Act for offering pursuant to the Plan. Because Capital One currently expects to continue the Plan indefinitely, it expects to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan. See "Plan of Distribution".

                            DESCRIPTION OF THE PLAN

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

  The primary purpose of the Plan is to provide Capital One shareholders with a convenient and economic method of investing cash dividends or making optional cash investments in additional shares of Common Stock without payment of any brokerage commissions or service charges in connection with purchases. In addition, purchases of shares directly from Capital One pursuant to the Plan will provide Capital One with additional capital for general corporate purposes.

PARTICIPATION OPTIONS

2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

  If you are a registered holder or a beneficial owner of Common Stock and elect to participate in the Plan (a "Participant"), you may have cash dividends on all or a portion of your shares automatically reinvested in Common Stock. If you wish, you may also make optional cash investments to purchase Common Stock, subject to a minimum investment of $50 per month and a maximum investment of $5,000 per month. Capital One may permit greater optional cash investments. See Question 13. You may make optional cash investments even if you do not reinvest dividends on your shares of Common Stock.

ADVANTAGES AND DISADVANTAGES

3. WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

  The primary advantages of the Plan are:

  . You may have the cash dividends on all or a portion of your Common Stock automatically reinvested in additional shares of Common Stock.

  . You may invest in additional shares of Common Stock by making optional cash investments, subject to an individual minimum limit of $50 per month and an individual maximum limit of $5,000 per month.

  . Optional cash investments in excess of $5,000 per month may be made with the permission of Capital One at a discount which will be from 0% to 3%.

  . You pay no brokerage commissions or service charges in connection with your purchases under the Plan. See Question 24.

  . Your reinvested cash dividends and optional cash investments will be fully invested because the Plan provides for fractional shares to be credited to your account. Additionally, dividends on such fractional shares, as well as whole shares held under the Plan, will be automatically reinvested in additional shares and credited to your Plan account.

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

  . You will avoid cumbersome safekeeping of stock certificates for Plan shares credited to your account and you may also deposit shares held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

  . Periodic statements reflecting all current activity, including shares purchased and latest Plan account balance, will simplify your recordkeeping.

  The primary disadvantages of the Plan are:

  . Because the date by which you must decide to make optional cash investments is prior to the Investment Date (as defined herein) for such investments, your investments may be exposed to changes in market conditions. See Question 12.

  . The Purchase Price (as defined herein) for shares under the Plan may exceed the price of acquiring shares of Common Stock (including transaction costs) on the open market on the related Investment Date. See Questions 9 and 11.

  . No interest will be paid on funds held by the administrator of the Plan pending investment. See Question 12.

ADMINISTRATION

4. WHO WILL ADMINISTER THE PLAN?

  The Plan will be administered by First Chicago Trust Company of New York or such successor administrator as Capital One may designate ("FCTC" or the "Administrator"). The Administrator acts as agent for Participants, keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan will be held by the Administrator and will be registered in the name of the Administrator or its nominee on behalf of the Participants, unless and until a Participant requests that a stock certificate for his or her shares be issued, as more fully described in Question 16. FCTC also serves as dividend disbursement agent, transfer agent, and registrar for the Common Stock. Correspondence concerning the Plan should be sent to:

    First Chicago Trust Company of New York
    Capital One Dividend Reinvestment and Stock Purchase Plan
    P.O. Box 2598
    Jersey City, New Jersey 07303-2598

  Voluntary cash investments of checks or money orders should be mailed to:
    First Chicago Trust Company of New York
    Dividend Reinvestment Plans
    P.O. Box 13531
    Newark, New Jersey 07188-0001

    or, if using overnight courier service:
    First Chicago Trust Company of New York
    Dividend Reinvestment Plans
    525 Washington Boulevard
    Jersey City, New Jersey 07303-2598


  Please indicate Capital One and your account number in all correspondence.

  For general questions about the Plan, you may contact FCTC at 1-800-446-
2617.

  An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

  For the sale of Plan shares and issuance of stock certificates you may contact FCTC at 1-800-935-9330. This is an automated phone system available from 8:00 a.m. to 10:00 p.m. Eastern time Monday through Saturday.

  TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

  Foreign Language Translation Service for more than 140 languages is available.

  E-Mail: FCTC's E-mail address is "fctc.CapitalOne@em.fcnbd.com."

  If you wish to contact the Company directly, you may write or call:

    Capital One Financial Corporation
    Investor Relations Department
    2980 Fairview Park Drive
    Suite 1300
    Falls Church, Virginia 22042-4525
    (703) 205-1000

PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

    You may participate in the Plan if you qualify as either of the following: (a) you are a "registered holder," a shareholder whose shares of Common Stock are registered in the stock transfer books of Capital One in your name or (b) you are a "beneficial owner," a shareholder who has beneficial ownership of shares of Common Stock that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee). Registered holders may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having such shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate on your behalf. See Question 6.

    Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying shares of Common Stock. Capital One reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading activities which cause aberrations in the trading volume of the Common Stock.

    Shareholders who reside in jurisdictions in which it is unlawful for Capital One to permit their participation are not eligible to participate in the Plan.

ENROLLMENT

6. HOW DOES AN ELIGIBLE HOLDER OF COMMON STOCK ENROLL IN THE PLAN AND BECOME A PARTICIPANT?

  If you are a registered holder, you may enroll in the Plan and become a Participant by completing and signing an Enrollment Authorization Form (enclosed herein) and returning it to the Administrator at the address set forth in Question 4. An Enrollment Authorization Form may also be obtained at any time at your request to the Administrator at the same address. If you have your shares registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the Enrollment Authorization Form exactly as their names appear on the account registration.

  If you are a beneficial owner of Common Stock, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf. If a broker, bank or other nominee holds shares of a beneficial owner through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form to the Administrator in order to participate in the optional cash investment portion of the Plan. See Question 12.

  You may enroll in the Plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 20 regarding withdrawal from the Plan and Question 27 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Enrollment Authorization Form to continue participation in the Plan and execute a stock power form to change the registration of your Plan account.

7. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

  The Enrollment Authorization Form appoints the Administrator as your agent for purposes of the Plan. It also directs Capital One to pay to the Administrator for purchase of additional shares of Common Stock all of the cash dividends on (a) the specified number of shares of Common Stock owned by you on the applicable Record Date and designated by you to be included in the Plan ("Participating Shares") and (b) all whole and fractional shares of Common Stock which have been credited to your Plan account ("Plan Shares"). The Enrollment Authorization Form also directs the Administrator to purchase additional shares of Common Stock with any optional cash investments that you make and to reinvest automatically all subsequent dividends on Plan Shares. Cash dividends will continue to be reinvested on the number of Participating Shares and on all Plan Shares until the Participant specifies otherwise, terminates participation, or the Plan is terminated.

 (1) "Full Dividend Reinvestment"

  This option directs the Administrator to invest, in accordance with the Plan, all cash dividends on all shares of Common Stock then or subsequently registered in your name, including all whole and fractional Plan Shares. This option also permits you to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional shares of Common Stock in accordance with the Plan.

 (2) "Partial Dividend Reinvestment"

  This option directs the Administrator to send you, in accordance with the Plan, cash dividends in the usual manner on the number of whole shares of Common Stock held by you which you designate in the appropriate space on the Enrollment Authorization Form. Dividends paid on all of your other shares will be reinvested.

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

 (3) "Optional Cash Investments Only"

  This option permits you to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional shares of Common Stock in accordance with the Plan. If this option is selected, you will continue to receive cash dividends on all shares of Common Stock registered in your name in the usual manner, and the Administrator will apply only optional cash investments received from you towards the purchase of additional shares of Common Stock. Once shares are purchased pursuant to the Plan, such shares will be considered Plan Shares and cash dividends on such Plan Shares will be automatically reinvested as set forth below.

  You may select any one of the above three options. IN EACH CASE, CASH DIVIDENDS WILL BE REINVESTED ON ALL PARTICIPATING SHARES AND ON ALL PLAN SHARES HELD IN YOUR PLAN ACCOUNT, INCLUDING DIVIDENDS ON SHARES OF COMMON STOCK PURCHASED WITH OPTIONAL CASH INVESTMENTS, UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED. If you would prefer to receive cash dividends on Plan Shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Administrator. See Question 20 regarding notification of withdrawal to the Administrator.

  IF YOU RETURN A PROPERLY EXECUTED ENROLLMENT AUTHORIZATION FORM TO THE ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

8. WHEN WILL PARTICIPATION IN THE PLAN BEGIN?

  Participation as to dividend reinvestment will commence with the next Investment Date (as defined below) after receipt of the Enrollment Authorization Form, provided it is received by the Administrator by the Record Date (as defined below) for such investment. Should the Enrollment Authorization Form be received after the Record Date, participation will be delayed until the following Investment Date.

  Participation as to optional cash investments will commence with the next Investment Date after receipt of the authorization therefor and the funds to be invested, provided such authorization and funds are received by the Record Date for such investment. Should the funds to be invested be received by the Administrator after the Record Date but before the Investment Date for the related month, such funds will be promptly returned to the Participant without interest. See Question 14. Also, see Question 9 and Appendix I to determine the applicable Record Date and Investment Date.

PURCHASES

9. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

  For a monthly period when there is a cash dividend declared by the Board of Directors, reinvested dividends and any optional cash investments under the Plan will be used to purchase shares of Common Stock on the dividend payment date declared by the Board of Directors (in such case, the "Investment Date"), or if such day is not a business day, the first business day immediately following such date shall be the Investment Date. The "Record Date" for such investments will be the record date declared by the Board of Directors. In all other months, optional cash investments will be invested on the 20th of the month, or if such day is not a business day, the first business day following the 20th, or, in the case of shares of Common Stock purchased on the open market, as soon thereafter as determined by the Administrator (in each such case, the "Investment Date"). In such instances, the "Record Date" will be the date which is twelve Trading Days (as defined in Question 11) preceding the Investment Date.

  Dividend payment dates historically have occurred on or about the 20th day of each February, May, August, and November. It is expected that the past pattern with respect to timing of dividend payment dates generally will be followed in the future. Please see Appendix I for information with respect to Investment Dates, including dividend payment dates, Record Dates, and other market data.

  THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES CAPITAL ONE TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN CAPITAL ONE'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY THE BOARD OF DIRECTORS BASED UPON CAPITAL ONE'S EARNINGS, FINANCIAL CONDITION, AND OTHER FACTORS.

10. WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER THE PLAN?

  All dividends reinvested through the Plan and all optional cash investments will be used to purchase newly issued shares directly from Capital One, shares through open market purchases, or a combination of both. Share purchased directly from Capital One will consist of authorized but unissued shares of Capital One Common Stock.

11. AT WHAT PRICE WILL SHARES BE PURCHASED?

  All shares acquired directly from Capital One with reinvested dividends or optional cash investments will be acquired at a price to you (in such case, the "Purchase Price") of the average of the daily high and low sales prices, computed up to seven decimal places, if necessary, of the Common Stock as reported on the New York Stock Exchange (the "Exchange") for the twelve Trading Days (as defined below) immediately preceding the applicable Investment Date. A "Trading Day" means a day on which trades in Common Stock are reported on the Exchange. The period encompassing the first twelve Trading Days immediately preceding the applicable Investment Date constitutes the relevant "Pricing Period."

  All shares purchased under the Plan through open market purchases will be acquired as soon as practicable on or after the applicable Investment Date at a price (in such case, the "Purchase Price") to you of the weighted average purchase price, computed up to seven decimal places, if necessary, paid by the Administrator for Common Stock purchased by the Plan through such open market purchases. While Capital One will pay all brokerage fees on shares purchased on the open market, for tax purposes, these fees will be considered as additional dividend income to you. These fees, and the resulting additional dividend income, are expected to amount to less than 1/4th of 1% of the purchase price of the shares (that is, less than 25 cents per $100 invested). See Question 21.

  Shares purchased pursuant to a Request for Waiver (as defined herein) may be purchased at a discount from the Purchase Price as more fully described in Question 13. Purchases made with optional cash investments pursuant to a Request for Waiver may be subject to a Threshold Price, as more fully described in Question 13.

  Due to regulatory requirements, the Plan may be required to make open market purchases over two or more consecutive business days.

12. HOW ARE OPTIONAL CASH INVESTMENTS MADE?

  All registered holders, including brokers, banks, and nominees with respect to shares registered in their name on behalf of a beneficial owner, who have submitted a signed Enrollment Authorization Form are eligible to make optional cash investments at any time. A broker, bank or nominee, as holder on behalf of a beneficial owner, may utilize an Enrollment Authorization Form for optional cash investments unless it holds the shares in the name of a securities depository. In the event a broker, bank or nominee holds shares of a beneficial owner in the name of a securities depository, optional cash investments must be accompanied by a Broker and Nominee Form ("B/N Form").

  The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of a beneficial owner in the name of a securities depository may invest optional cash investments on behalf of such beneficial owner. In such case, the broker, bank or other nominee must use a B/N Form for transmitting optional cash investments on behalf of the beneficial owner. A B/N Form must be delivered to the Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits optional cash investments on behalf of a beneficial owner. B/N Forms will be furnished by the Administrator upon request.

  The Administrator will apply all optional cash investments which are received by the Record Date to the purchase of shares of Common Stock on the following Investment Date, or if shares are acquired on the open market, as soon as practicable on or after such Investment Date. Optional cash investments received after the Record Date and before the related Investment Date will be promptly returned to the Participant without interest. See Question 14. NO INTEREST WILL BE EARNED ON OPTIONAL CASH INVESTMENTS HELD PENDING INVESTMENT. IF YOU HAVE ANY QUESTIONS REGARDING THE RECORD DATE YOU SHOULD CONTACT THE ADMINISTRATOR AT THE ADDRESS OR NUMBER SET FORTH IN QUESTION 4.

  You should be aware that since investments under the Plan are made as of specified dates, you lose any advantage that otherwise might be available from being able to select the timing of your investment. NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

  In the event that any check is returned unpaid for any reason, the Administrator will consider the request for optional cash investment null and void and shall immediately remove from the Participant's account, shares, if any, purchased upon credit of such money. The Administrator shall also be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy such uncollected amounts, the Administrator shall be entitled to sell such additional shares from the Participant's account to satisfy the uncollected balance.

  ALL OPTIONAL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO FIRST CHICAGO TRUST AND MAILED TO FCTC AT THE ADDRESS LISTED IN QUESTION 4. OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MAY BE MADE, BUT ONLY IF APPROVED IN ADVANCE BY THE ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE ADDRESSED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4.

  WHEN CORRESPONDING WITH THE ADMINISTRATOR, WE SUGGEST THAT YOU GIVE YOUR DAYTIME TELEPHONE NUMBER AND AREA CODE.

13. WHAT LIMITATIONS APPLY TO OPTIONAL CASH INVESTMENTS?

  MINIMUM/MAXIMUM LIMITS. Optional cash investments are subject to a $50 minimum per month, and Capital One reserves the right to refuse to accept any optional cash investment in excess of $5,000 per month from any Participant or related or associated group of Participants. Optional cash investments of less than $50 and that portion of any optional cash investment which exceeds the $5,000 monthly purchase limit, unless such limit has been waived, are subject to return to the Participant, without interest. Capital One reserves the right to waive such limits on optional cash investments in its sole discretion.

  REQUEST FOR WAIVER. Optional cash investments in excess of $5,000 per month may only be made pursuant to a written request for waiver (a "Request for Waiver") accepted by Capital One. To submit an optional cash payment in excess of $5,000 for any monthly period, a Participant must submit a written Request for Waiver no later than three (3) business days prior to the Record Date for such optional cash investments. It is solely within Capital One's discretion as to whether any such approval in excess of the allowable maximum amounts will be granted. In deciding whether to approve such a request, Capital One will consider relevant factors including, but not limited to (a) whether it is then selling newly issued shares of Common Stock under the Plan or acquiring shares for the Plan through open market purchases or privately negotiated transactions, (b) Capital One's need for additional funds, (c) the attractiveness of obtaining such funds by the sale of Common Stock by comparison to other sources of funds, (d) the purchase price likely to apply to any sale of Common Stock, (e) the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, and the number of shares of Common Stock held of record by such Participant, and (f) the aggregate amount, if any, of optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants. If such requests are submitted for any monthly period for an aggregate amount in excess of the amount Capital One is willing to accept, Capital One may honor such requests in order of receipt, pro rata or by any other method which Capital One determines to be appropriate. To obtain a Request for Waiver form, please contact Capital One at (703) 205-1709. Completed Requests for Waiver should be sent to Capital One at 2980 Fairview Park Drive, Suite 1300, Falls Church, Va. 22042, Attention:
Chief Financial Officer or by facsimile to (703) 205-1093.

  The Plan may also be used by Capital One to raise additional capital through the sale each month of a portion of the shares available for issuance under the Plan to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These sales will be effected through Capital One's ability to approve Requests for Waiver. To the extent shares are purchased from Capital One under the Plan, Capital One will receive additional funds for general corporate purposes. The Plan is intended for the benefit of investors in Capital One and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of Common Stock. See "Plan of Distribution."

  Capital One reserves the rights to modify, suspend or terminate participation in the Plan by otherwise eligible holders or beneficial owners of Common Stock in order to eliminate practices which are not consistent with the purposes of the Plan.

  THRESHOLD PRICE. Unless it waives its right to do so, Capital One may establish for any Pricing Period a minimum price (the "Threshold Price") for purchasing shares with optional cash investments made pursuant to written Requests for Waiver. Capital One will, at least five business days prior to each Record Date, determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount and so notify the Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount will be made by Capital One at its discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

  The Threshold Price for optional cash investments made pursuant to written Requests for Waiver, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of the Common Stock on the Exchange for each Trading Day of the relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day and all trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded if there are no trades of Common Stock on the Exchange for such day. Thus, for example, if the Threshold Price is not satisfied for three of the twelve Trading Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

  Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of Common Stock reported on the Exchange will cause the return of a portion of your optional cash investment. The returned amount will equal one-twelfth of the total amount of the optional cash investment in excess of $5,000 for each Trading Day that the Threshold Price is not satisfied or for each day no such sale is reported. Thus, for example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (i.e., 25%) of your optional cash investment in excess of $5,000 will be returned without interest to you.

  The Threshold Price concept and return procedure discussed above apply only to optional cash investments made pursuant to written Requests for Waiver. Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period.

  For any particular month, Capital One may waive its right to set a Threshold Price for optional cash investments that exceed $5,000. Neither Capital One nor the Administrator shall be required to provide any written notice to Participants as to the Threshold Price for any Pricing Period. Participants, however, may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by telephoning Capital One at (703) 205-1709.

  WAIVER DISCOUNT. Each month, at least three business days prior to the applicable Record Date, Capital One may establish a discount from the Market Price applicable to optional cash investments made pursuant to written Requests for Waiver. Such discount (the "Waiver Discount") will be between 0% and 3% of the Purchase Price and may vary each month, but once established will apply uniformly to all optional cash investments made pursuant to Requests for Waiver during that month. The Waiver Discount will be established in Capital One's sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs. Participants may obtain the Waiver Discount applicable to the next Pricing Period by telephoning Capital One at (703) 205-1709. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent monthly purchase. The Waiver Discount feature discussed above applies only to optional cash investments made pursuant to written Requests for Waiver and does not apply to the reinvestment of cash dividends or optional cash investments of $5,000 or less.

14. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH INVESTMENTS BE RETURNED?

  Since optional cash investments must be received by the Administrator by the close of business on the Record Date, any optional cash investments received after such date and before the related Investment Date will be promptly returned to the Participant without interest.

  Optional cash investments of less than $50 and that portion of any optional cash investment which exceeds the allowable maximum amount will be returned promptly without interest. See Question 13 regarding the minimum/maximum monthly purchase limits and the return of payments if those limits are not satisified. In addition, a portion of each optional cash investment in excess of $5,000 will be returned for each Trading Day that the Threshold Price is not satisfied or for which there are no trades in Common Stock on the Exchange. See Question 13 regarding the Threshold Price and the return of such investments.

15. WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT?

  For the purpose of the limitations discussed in Question 13, Capital One may aggregate all reinvestment dividends and optional cash investments for Participants with more than one account using the same Social Security or Taxpayer Identification Number. Participants unable to supply a Social Security or Taxpayer Identification Number may be limited by Capital One to only one Plan account.

  Also for the purpose of such limitations, all Plan accounts which Capital One believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless Capital One has determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, Capital One will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts. See Question 13.

CERTIFICATES

16. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES?

  All Plan Shares and all Participating Shares deposited for safekeeping with the Administrator pursuant to Question 17 below will be held together in the name of the Administrator or its nominee. This service protects against the loss, theft, and destruction of certificates evidencing Plan Shares. Upon written request, the Administrator will have certificates issued and delivered to you for any full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued.

17. MAY A PARTICIPANT ADD SHARES OF COMMON STOCK TO HIS OR HER ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT THE PARTICIPANT POSSESSES?

  You may send to the Plan for safekeeping all Common Stock certificates which you hold and are designated for participation in the Plan. The Plan will hold the shares purchased for a Participant, and any shares deposited by the Participant with the Plan for safekeeping, until the Participant terminates participation in the Plan. The safekeeping of shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as the convenience if and when shares are sold through the Plan. All shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional shares then held by the Plan for the Participant. ALL SUCH SHARES TRANSFERRED TO THE PLAN UNDER THE SAFEKEEPING SERVICE WILL BE DEEMED PARTICIPATING SHARES, AND ALL DIVIDENDS ON SUCH SHARES WILL BE REINVESTED FOR THE PARTICIPANT.

  To deposit your certificates for safekeeping under the Plan, you must submit a letter of transmittal, which will be provided by the Administrator upon request. Stock certificates and the letter of transmittal, as well as all written inquiries about the safekeeping service, should be directed to the Administrator at the address listed in Question 4. It is recommended that certificates be sent by registered mail.

  Shares deposited for safekeeping may be withdrawn by the Participant by submitting a written request to the Administrator. Plan Shares acquired by the reinvestment of dividends on any such withdrawn shares (and on any other shares subsequently acquired and held by the Participant) will continue to be reinvested unless the Participant provides contrary written instructions or a new Enrollment Authorization Form.

SALE OF SHARES

18. CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN?

  Following receipt of written instructions from you, the Plan will sell some or all of your shares held under the Plan (including shares deposited with the Plan for safekeeping) and will remit to you a check for the proceeds of such sale, less your share of brokerage commissions, service charges and any applicable taxes. Prior written instructions from the Participant must be received at least 48 hours preceding the sale. Shares will be sold at least once per week by the Plan at then current market prices in transactions carried out through one or more brokerage firms. This procedure for selling shares may be particularly attractive to holders of small amounts of Common Stock, because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual Participants in the sale of their shares.

REPORTS

19. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

  Unless you are participating in the Plan through your broker, bank or nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total optional cash investments received, total shares purchased (including fractional shares), price paid per share, and total shares held in the Plan. THESE STATEMENTS SHOULD BE RETAINED BY YOU TO DETERMINE YOUR TAX COST BASIS FOR SHARES PURCHASED. See Question 21. If you are participating in the Plan through your broker, bank or nominee, you should contact such party regarding a statement of your interests in the Plan.

WITHDRAWAL

20. HOW MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

  You may terminate your enrollment in the Plan at any time by telephone or written notice to the Administrator. If a notice to terminate is received by the Administrator, after the Record Date for a dividend payment, the Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the terminating Participant. If such dividend is reinvested, the Administrator may sell the shares purchased and remit the proceeds to the Participant, less any brokerage commission, any service charge and any applicable taxes .

  Unless otherwise instructed, upon termination, a Participant will receive from the Administrator a certificate for the full shares of Common Stock credited to such Participant's account.

  If the sale of all or part of the full shares is specified in the notice of termination, such sale will be made by the Administrator as soon as practicable, and the proceeds of sale, less any service charge, any brokerage commission and any applicable taxes, will be paid to such Participant by the Administrator. With respect to any fractional shares, the Administrator will pay cash determined in the same manner as with respect to the sale of full shares. Shares that are to be sold may be aggregated with those of other terminating Participants, in which case, the proceeds to each terminating Participant will be based on the average sales price.

TAXES

21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

  A Participant will be treated for federal income tax purposes as having received dividend income equal to the fair market value of the shares acquired with reinvested dividends on the Participant's Plan Shares plus the Participant's share of any brokerage fees paid by Capital One on shares purchased on the open market. This is true even though these amounts are not actually received by the Participant in cash but are applied to the purchase of additional shares for the Participant's account. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to 100% of the average of the high and low sale prices of shares on the dividend payment date. It should be noted that the fair market value on the dividend payment date is likely to differ from the Purchase Price for the Pricing Period immediately preceding the related dividend payment date (which is used to determine the number of shares acquired). A Participant's tax basis in the dividend shares, as well as shares purchased on the open market, will include any amount the Participant is treated as having received, and the holding period for such shares will begin the day after the Investment Date. The fair market value of shares acquired pursuant to the Plan will be contained in periodic statements provided to Participants by the Administrator. See Question 19.

  Participants will be treated as having received a dividend, upon the purchase of shares with an optional cash investment, in an amount equal to the excess, if any, of the fair market value of the shares acquired on the Investment Date over the optional cash investment. Such shares will have a tax basis equal to the amount of the investment plus the excess, if any, of the fair market value of the shares purchased over the amount of the investment. The fair market value on an acquisition date is likely to differ from the Purchase Price for the Pricing Period immediately preceding the related Investment Date (which is used to determine the number of shares acquired).

  When a Participant receives certificates for whole shares credited to the Participant's account under the Plan, the Participant will not realize any taxable income. However, a Participant who receives a cash adjustment for a fraction of a share may realize a gain or loss with respect to such fraction. A gain or loss may also be realized by the Participant when whole shares are sold, pursuant to the Participant's request either upon or after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant realizes for the shares or fraction of a share and the tax basis of the Participant in the shares.

  In the case of corporate stockholders, dividends may be eligible for the dividends received tax deduction.

  THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. SPECIFIC QUESTIONS SHOULD BE REFERRED TO THE PARTICIPANT'S TAX ADVISOR.

OTHER PROVISIONS

22. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OF STOCK OR ACQUIRES ADDITIONAL SHARES OF STOCK?

  If a Participant has elected to have dividends automatically invested in the Plan and subsequently sells or transfers all or any part of the shares registered in the Participant's name, automatic investment will continue as long as there are shares registered in the name of the Participant or held for the Participant by the Administrator or until termination of enrollment. Similarly, if a Participant has elected the "Full Dividend Reinvestment" option under the Plan and subsequently acquires additional shares registered in the Participant's name, dividends paid on such shares will automatically be invested until termination of enrollment. If, however, a Participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares which are registered in the Participant's name, dividends paid on such shares will not be automatically invested under the Plan. See Question 7.

23. HOW WILL A PARTICIPANT'S SHARES BE VOTED?

  In connection with the exercise of shareholder voting rights, each Participant will receive a proxy card representing any shares held by the Participant or for the Participant's account under the Plan. All shares will be voted as designated by the Participant on the proxy card. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, the Plan may vote the full shares held by it for the account of the Participant in accordance with the recommendations of Capital One's management.

24. WHO PAYS THE EXPENSES OF THE PLAN?

  There are no brokerage commissions or service charges on newly issued shares purchased from Capital One for a Participant's account. Brokerage fees on shares purchased on the open market for a Participant's account will be paid by Capital One and, for tax purposes, these fees will be considered as additional dividend income to the Participants. All costs of administering the Plan will be paid by Capital One except costs associated with custodial services, brokerage commissions in connection with sales under the Plan and the costs of any broker, bank or other nominee (other than the Administrator) which holds shares on behalf of a Participant. When full shares or fractional shares are sold for a Participant's account, the Plan will first deduct any applicable brokerage commissions and taxes.

25. WHAT ARE THE RESPONSIBILITIES OF CAPITAL ONE OR THE ADMINISTRATOR UNDER THE PLAN?

  Neither Capital One nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetence prior to the receipt of notice in writing of such death or adjudicated incompetence, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither Capital One nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. The Plan does not limit any Participant's right to sue under the Securities Act or the Exchange Act.

  THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

26. WHAT HAPPENS IF CAPITAL ONE ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?

  Any Common Stock distributed by Capital One as a result of a stock dividend or a stock split on shares held under the Plan for a Participant will be credited to the Participant's account. In the event that Capital One makes available to holders of its Common Stock rights to purchase additional shares or other securities, the Plan will sell all rights received by it for Participants and invest the resulting funds in shares of Common Stock with the next regular cash dividend. Participants who wish to exercise any rights relating to their shares will be able to do so only if they have requested that certificates for the shares purchased under the Plan be issued to them prior to the record date for the distribution of the rights.

27. MAY THE PLAN BE CHANGED OR TERMINATED?

  While the Plan is intended to continue indefinitely, Capital One reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any modifications made to the Plan.

                                USE OF PROCEEDS

  The proceeds to Capital One from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

                   INDEMNIFICATION UNDER THE SECURITIES ACT

  Except in limited circumstances, Capital One is required by provisions in its Restated Certificate of Incorporation to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Capital One pursuant to the foregoing provisions, Capital One has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    COMMON STOCK DIVIDENDS AND PRICE RANGE

  Capital One has paid cash dividends on its Common Stock for each full quarter since the Common Stock became publicly held on November 22, 1994. Such dividends were paid in the following quarterly amounts per share for the last year:

   1997
   First quarter.......................................................... $0.08
   Second quarter......................................................... $0.08
   Third quarter.......................................................... $0.08
   Fourth quarter......................................................... $0.08

  The following table shows the high and low sales prices of Common Stock as reported on the Exchange's composite tape by The Wall Street Journal.

   YEAR                                                             HIGH   LOW
   ----                                                            ------ ------
   1994
   Fourth quarter................................................. 16 5/8 13 7/8
   1995
   First quarter.................................................. 20     15 3/8
   Second quarter................................................. 22 1/2 18 1/4
   Third quarter.................................................. 29 5/8 19 1/2
   Fourth quarter................................................. 29 1/4 22 3/4
   1996
   First Quarter.................................................. 28 3/4 21 3/4
   Second Quarter................................................. 32 3/8 25
   Third Quarter.................................................. 32 1/2 25
   Fourth Quarter................................................. 36 7/8 29 3/4
   1997
   First Quarter.................................................. 44 3/8 33
   Second Quarter................................................. 40     30 1/2
   Third Quarter.................................................. 45 3/4 32 5/8
   Fourth Quarter (through December 10, 1997)..................... 50     42

--------
*  The Common Stock began trading on November 16, 1994.

  The last reported sale price of Common Stock on the Exchange on December 10, 1997 was $47 1/8 per share.

  The price of common stock varies over time and neither the price of Common Stock nor the dividends paid upon the Common Stock are guaranteed by any governmental authority or otherwise.

                             PLAN OF DISTRIBUTION

  In connection with the administration of the Plan, Capital One may be requested to approve optional cash investments in excess of the allowable maximum amounts on behalf of Participants pursuant to Requests for Waiver, including those engaged in the securities business. In deciding whether to approve such a request, Capital One will consider relevant factors including, but not limited to (a) whether it is then selling newly issued shares of Common Stock under the Plan or acquiring shares for the Plan through open market purchases or privately negotiated transactions, (b) Capital One's need for additional funds, (c) the attractiveness of obtaining such funds by the sale of Common Stock by comparison to other sources of funds, (d) the purchase price likely to apply to any sale of Common Stock, (e) the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, and the number of shares of Common Stock held of record by such Participant, and (f) the aggregate amount, if any, of optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants. Persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them, under certain circumstances, may be participating in a distribution of securities that would require compliance with Rule 10b-6 under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. Capital One will not extend to any such person any rights or privileges other than those to which it would be entitled as a Participant, nor will Capital One enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. Capital One may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount Capital One is willing to accept, Capital One may honor such requests in order of receipt, pro rata or by any other method which Capital One determines to be appropriate.

                                 LEGAL MATTERS

  Certain legal matters with regard to the Common Stock have been passed upon by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia.

                                    EXPERTS

  The consolidated financial statements of Capital One Financial Corporation incorporated by reference in Capital One Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                     APPENDIX I

                          THRESHOLD PRICE   WAIVER DISCOUNT, IF                     PRICING PERIOD
CYCLE                     WILL BE SET BY:   ANY, WILL BE SET BY:    RECORD DATE       START DATE      INVESTMENT DATE
-----                    ------------------ -------------------- ----------------- ----------------- ------------------
                                (C)                 (D)                 (E)               (F)               (G)
 A...................... February 2, 1998    February 4, 1998    February 9, 1998  February 3, 1998  February 20, 1998
 B...................... February 25, 1998   February 27, 1998   March 4, 1998     March 4, 1998     March 20, 1998
 B...................... March 25, 1998      March 27, 1998      April 1, 1998     April 1, 1998     April 20, 1998
 A...................... April 30, 1998      May 4, 1998         May 7, 1998       May 5, 1998       May 21, 1998
 B...................... May 28, 1998        June 1, 1998        June 4, 1998      June 4, 1998      June 22, 1998
 B...................... June 25, 1998       June 29, 1998       July 2, 1998      July 2, 1998      July 20, 1998
 A...................... August 6, 1998      August 10, 1998     August 13, 1998   August 5, 1998    August 21, 1998
 B...................... August 26, 1998     August 28, 1998     September 2, 1998 September 2, 1998 September 21, 1998
 B...................... September 25, 1998  September 29, 1998  October 2, 1998   October 2, 1998   October 20, 1998
 A...................... November 6, 1998    November 10, 1998   November 13, 1998 November 5, 1998  November 23, 1998
 B...................... November 25, 1998   November 30, 1998   December 3, 1998  December 3, 1998  December 21, 1998

--------
A. Optional cash investments and reinvestment of cash dividends.
B. Optional cash investments only.
C. The Threshold Price will be established five business days prior to the Record Date.
D. The Waiver Discount, if any, will be set three business days prior to the Record Date.
E. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors.

   The Record Date for nondividend months (those indicated by the letter "B" in the cycle column) will be the first day of the Pricing Period. Optional cash investments are due by the Record Date.

F. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, the twentieth calendar day of such month, however, if either the dividend payment date or such twentieth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                                  U.S. EQUITY
                            MARKETS CLOSED IN 1998

       New Years Day................................................ January 1
       Presidents Day............................................... February 16
       Good Friday.................................................. April 10
       Memorial Day................................................. May 25
       Independence Day............................................. July 4
       Labor Day.................................................... September 7
       Thanksgiving................................................. November 26
       Christmas Day................................................ December 25

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION WITH RESPECT TO THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSONS IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICI-TATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN AT ITS DATE IS COR-RECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Summary of Plan............................................................   4
Description of the Plan....................................................   6
  Purpose..................................................................   6
  Participation Options....................................................   6
  Advantages and Disadvantages.............................................   6
  Administration...........................................................   7
  Participation............................................................   8
  Enrollment...............................................................   9
  Purchases................................................................  10
  Certificates.............................................................  15
  Sale of Shares...........................................................  16
  Reports..................................................................  16
  Withdrawal...............................................................  17
  Taxes....................................................................  17
  Other Provisions.........................................................  18
Use of Proceeds............................................................  19
Indemnification under the Securities Act...................................  20
Common Stock Dividends and Price Range.....................................  20
Plan of Distribution.......................................................  21
Legal Matters..............................................................  21
Experts....................................................................  21
Appendix I................................................................. A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                2,500,000 SHARES

                     [LOGO OF CAPITAL ONE(R) APPEARS HERE]

                                  COMMON STOCK
                               ($0.01 PAR VALUE)

                                ---------------

                                   PROSPECTUS

                                ---------------

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                               DECEMBER 12, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                       ESTIMATED
                                                                       ---------
      Securities and Exchange Commission..............................  $21,498
      Printing expense--Registration Statement and Prospectus.........   30,000
      Transfer Agent and Registrar....................................   20,000
      Fees of New York Stock Exchange for listing.....................    3,000
      Legal Fees......................................................   20,000
      Accountants' Fees...............................................    5,000
                                                                        -------
        Total.........................................................  $99,498
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation, a copy of which will be filed as an exhibit to an amendment to the Registration Statement, will contain a provision which eliminates directors' personal liability as set forth above.

  Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Restated Certificate of Incorporation of the Registrant and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors, officers and employees to the extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER
 -------
   4.1   Restated Certificate of Incorporation of Capital One Financial
          Corporation (Exhibit 3.1, Form 10-K for the fiscal year ended
          December 31, 1994, File No. 1-13300, incorporated by reference).
   4.2   Bylaws of Capital One Financial Corporation (as amended January 24,
          1995) (Exhibit 3.2, Form 10-K for the fiscal year ended December 31,
          1994, File No. 1-1330, incorporated by reference).
   5     Opinion of McGuire, Woods, Battle & Boothe, L.L.P. (filed on November
          22, 1995).
  23.1   Consent of McGuire, Woods, Battle & Boothe, L.L.P. (contained in
          Exhibit 5).
  23.2   Consent of Ernst & Young LLP (filed on November 22, 1995).
  24     Powers of Attorney (filed on November 22, 1995).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE COMMONWEALTH OF VIRGINIA, ON THE 12TH DAY OF DECEMBER 1997.

                                          Capital One Financial Corporation


                                          By:        /s/ James M. Zinn
                                              ---------------------------------
                                                       JAMES M. ZINN
                                                 Senior Vice President and
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 12TH DAY OF DECEMBER 1997.

              SIGNATURE                                 TITLE
              ---------                                 -----

      /s/ Richard D. Fairbank*         Director, Chairman and Chief Executive
-------------------------------------   Officer (Principal Executive Officer)
         RICHARD D. FAIRBANK

        /s/ Nigel W. Morris*           Director, President and Chief
-------------------------------------   Operating Officer
           NIGEL W. MORRIS

          /s/ James M. Zinn            Senior Vice President and Chief
-------------------------------------   Financial Officer (Principal
            JAMES M. ZINN               Accounting and Financial Officer)

        /s/ W. Ronald Dietz*           Director
-------------------------------------
           W. RONALD DIETZ

      /s/ James A. Flick, Jr.*         Director
-------------------------------------
         JAMES A. FLICK, JR.

              SIGNATURE                                  TITLE
              ---------                                  -----

        /s/ Patrick W. Gross*           Director
-------------------------------------
          PATRICK W. GROSS

        /s/ James V. Kimsey*            Director
-------------------------------------
           JAMES V. KIMSEY

      /s/ Stanley I. Westreich*         Director
-------------------------------------
        STANLEY I. WESTREICH


*By:      /s/ James M. Zinn
     --------------------------------
            JAMES M. ZINN
         as-Attorney-in-Fact